Insightful corporation sells Infact

SEATTLE - August 2, 2007 -

Insightful Corporation (NASDAQ: IFUL), announced today the sale of its InFact search technology and associated intellectual property rights to Hypertext Solutions Inc. for $3.65 million in cash. Hypertext is a Seattle-based startup company focused on making information on the web more "intelligent." The transaction closed today.

"Our move to sell the InFact technology enables us to focus on accelerating the growth of our S-PLUS product line and our Data Analysis business, which grew 14% during the first half of 2007 as compared to the first half of 2006," said Jeff Coombs, President and CEO of Insightful Corporation. "We believe we are well positioned to drive additional growth in the predictive analytics space, and are currently investing heavily to deliver an increasingly enterprise-scalable platform and a series of high-value solutions targeted at the life science and financial services industries."

Insightful will continue to support its current InFact customers, having received a support license to the InFact technology as part of the transaction, but will not be licensing the InFact product to new customers. Also as part of the agreement, Hypertext employed certain Insightful employees who were previously members of the InFact team.

"We are gratified to have created value for our stockholders through the hard work of our employees, in particular, Giovanni Marchisio, who remains with us as our Vice President of Research and Development," said Coombs. "This sale marks the culmination of our efforts to explore multiple strategic alternatives for InFact."

At the beginning of 2007, Insightful integrated its Text Analysis (InFact) product line more closely with its Data Analysis business, no longer treating Text Analysis as a separate segment. The company also announced at that time that it was no longer projecting significant revenues for the InFact product line.

A gain will be recorded in Insightful's third quarter financial results for the amount of the purchase price less the direct costs of the transaction.

About Insightful Corporation

Insightful Corporation (NASDAQ:IFUL) is a provider of predictive analytics and reporting solutions. Insightful products S-PLUS®, Insightful Miner™ and S-PLUS® Server allow companies to perform sophisticated statistical data analysis, data mining and create high-quality graphic reporting from numeric data. For 20 years Insightful has been delivering industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, biotechnology, telecommunications, and manufacturing, plus government and research institutions. Headquartered in Seattle, Insightful has offices in New York, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

Note to Investors About Forward-Looking Statements

Forward-looking statements include, but are not limited to, statements about our future financial results, the expected costs and benefits of our investments in our products and solutions under development and the anticipated development and release schedule for our products and solutions. Words such as "expects," "believe," "plan," "anticipate," and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that we may not achieve growth of the size or at the rate we anticipate, the risk that we do not realize the benefits we anticipate from our investments in research and development, the risk that we will be unable to develop our new products and solutions on the schedule that we anticipate and the risk that our new products and solutions do not achieve market acceptance. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

Contact Info

Richard Barber

Insightful Corporation

206-283-8802

investor@insightful.com